Switch Announces First Quarter 2020 Financial Results
Revenue of $128.1 million, Net Loss of $3.5 million, and Adjusted EBITDA of $61.5 million

LAS VEGAS, NV — May 8, 2020 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended March 31, 2020.

“Switch’s first quarter 2020 financial results demonstrate the resiliency of our business model in the midst of an extremely challenging economic environment,” said Rob Roy, CEO, chairman, and founder of Switch. “Importantly, the data center industry has not suffered the extent of negative impacts that other industries have endured in the midst of the COVID-19 pandemic. We continue to support our customers and the local communities in which we do business during this challenging time. In addition, we believe that Switch’s business will remain stable throughout this time of uncertainty. We continue our relentless drive to innovate, and to empower customers with technology solutions that will help them adapt and prepare for a shifting business landscape.”
First Quarter 2020 Financial Results
•Total revenue of $128.1 million, compared to $107.4 million for the same quarter in 2019, an increase of 19%. Q1 2020 revenue includes $4.2 million in non-recurring revenue resulting from a joint fiber build and indefeasible right of use transactions with a strategic cloud partner.
•Income from operations of $21.0 million, an increase of 34% compared to $15.7 million for the year ago quarter.
•Net loss of $3.5 million, compared to net income of $3.8 million for the same quarter in 2019. Net loss in the first quarter of 2020 includes the impact of a $17.6 million loss on interest rate swaps, compared to a $5.0 million loss in the prior year quarter.
•Net loss per diluted share in the first quarter of 2020 was $0.01 and adjusted net income per diluted share was $0.04.
•Adjusted EBITDA of $61.5 million, compared to $53.8 million for the same quarter in 2019, an increase of 14%. Adjusted EBITDA margin was 48.0%, compared to 50.1% in the year ago period. The reduction in Adjusted EBITDA margin was primarily due to elevated professional service fees and a lower margin associated with the non-recurring joint fiber build transaction.
•Capital expenditures of $80.9 million, compared to $45.9 million for the same quarter in 2019. Maintenance capital expenditures were $1.3 million, reflecting 1.0% of total revenue.
•Total signed contract value of $73 million, representing annualized revenue of $18 million at full deployment, including $10 million of incremental recurring revenue.

“Switch had a strong start to 2020 despite the unprecedented circumstances faced by the business community and individuals worldwide,” said Thomas Morton, President of Switch. “We continue to closely monitor developments surrounding the COVID-19 pandemic and remain in close contact with state and local authorities in each of our Prime campus locations to ensure the safety of our employees, customers, and suppliers. Despite an uncertain economic backdrop, each day we remain focused on delivering best of breed technology solutions to clients to enable differentiated long-term growth.”

“We are pleased with our solid first quarter performance, particularly our strong top-line growth in the face of broader economic headwinds,” said Gabe Nacht, CFO of Switch. “Importantly, our balance sheet, cash flow, and liquidity position has remained healthy during the COVID-19 crisis, with sufficient access to non-dilutive capital in order to fund our operations and growth initiatives for the foreseeable future.”

Balance Sheet and Liquidity
As of March 31, 2020, Switch’s total debt outstanding, including finance lease liabilities, net of cash and cash equivalents was $813.0 million, resulting in a net debt to Q1 2020 annualized Adjusted EBITDA(1) ratio of 3.3x. As of March 31, 2020, Switch had liquidity of $324.7 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1) Annualized Adjusted EBITDA is calculated as first quarter 2020 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the first quarter totaled $80.9 million, including maintenance capital expenditures of $1.3 million, or 1.0% of total revenue. Growth capital expenditures were $79.6 million for the first quarter of 2020, compared to $43.9 million in the same period last year.

During the quarter ended March 31, 2020, Switch invested (i) $35.0 million for data center construction and improvements in The Core Campus, primarily related to the delivery of a 10-megawatt power system and opening the third sector of LAS VEGAS 11 (780 sellable cabinet equivalents); in addition to ongoing site work for LAS VEGAS 14, 15 and 16; (ii) $23.4 million in The Keep Campus for ongoing tenant improvements as customers deploy in ATLANTA 1; (iii) $21.2 million in The Citadel Campus to deliver 10 megawatts of incremental power and cooling capacity, and the ongoing construction of two additional sectors totaling 1,320 sellable cabinet equivalents, scheduled for Q3 2020 and Q4 2020, respectively; and (iv) $1.3 million in The Pyramid Campus to finalize tenant improvements on two new sectors totaling 530 cabinet equivalents.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.0294 per share of Switch’s Class A common stock. The dividend will be payable on June 2, 2020 to all stockholders of record as of the close of business on May 22, 2020. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0294 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements, and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights
•Began operations at the Keep Campus in Atlanta, with an official grand opening scheduled for June 2020.
•Executed a multi-year colocation and network services agreement with a Fortune 1000 financial institution in The Pyramid Campus totaling $16 million in contract value.
•Signed a three-year renewal and expansion order totaling $7 million in contract value with a leading cloud security firm at The Core Campus.
•Executed multiple contracts with an existing Fortune 500 fabless semiconductor customer specializing in wireless chipsets. The transactions represent a combined $5 million in contract value, expanding the customer’s footprint in The Core Campus and establishing a new presence at The Pyramid Campus.
•Signed a four-year renewal and expansion order in The Citadel Campus with a semiconductor firm focused on communications infrastructure, in addition to a new four-year colocation agreement in The Keep Campus, with future expansion options that would double its capacity at this campus if executed within the next 18 months. Excluding expansion options, the combined transactions represent approximately $6 million in total contract value.

•Signed a six-year renewal with a Fortune 100 multinational bank in The Core Campus, maintaining Switch’s long-tenured relationship with the firm as its preferred mission-critical colocation provider.

2020 Guidance

Switch is re-affirming its full year 2020 guidance, as follows:
•Revenue in the range of $507 million to $521 million.
•Adjusted EBITDA in the range of $251 million to $261 million.
•Capital expenditures, excluding land acquisitions, in the range of $290 million to $340 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2020 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net (loss) income, depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on interest rate swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following investor conferences:
•J.P. Morgan Global TMC Conference (Virtual) on May 12-14, 2020.
•RBC Data Center and Connectivity Conference (Virtual) on May 27, 2020.
•William Blair 40th Annual Growth Stock Conference (Virtual) on June 9-11, 2020.
•Credit Suisse 22nd Annual Communications Conference (Virtual) on June 16-17, 2020.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 11:00 a.m. Eastern time on May 8, 2020. Parties in the United States can access the call by dialing 844-808-7137, parties in Canada can access the call by dialing 855-669-9657, and international parties can access the call by dialing 412-317-5287. Request to be joined to the Switch, Inc. earnings call.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Friday, May 15, 2020. To access the replay, parties in the United States should dial 877-344-7529, parties in Canada should dial 855-669-9658, and international parties should dial 412-317-0088. The replay access code is 10143435.
Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to Switch, Inc., adjusted net income per diluted share, net debt, and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net (loss) income adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as

Adjusted EBITDA divided by revenue. Switch defines adjusted net income attributable to Switch, Inc. as net (loss) income adjusted for (loss) gain on interest rate swaps, net of noncontrolling interest and income taxes calculated using the specific tax treatment applicable to the adjustments. Switch defines adjusted net income per diluted share as adjusted net income attributable to Switch, Inc. divided by the weighted average diluted shares outstanding. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.
Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net (Loss) Income to Adjusted EBITDA” and the “Reconciliation of Net (Loss) Income Attributable to Switch, Inc. to Adjusted Net Income Attributable to Switch, Inc.” tables in this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or

“continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s expectations that its business will remain stable throughout the time of uncertainty resulting from the COVID-19 pandemic, Switch’s expectations to deliver best of breed technology solutions to clients to enable differentiated long-term growth, Switch’s beliefs regarding having sufficient access to non-dilutive capital to fund its operations and growth initiatives for the foreseeable future, Switch’s anticipated operating results and capital expenditures for the year ending December 31, 2020, Switch’s expectations regarding key transactions and its sales pipeline for the remainder of 2020, expectations regarding future declarations of dividends and cash distributions, and expectations regarding anticipated capital investment in infrastructure across the four Prime campus locations. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (ii) delays or unexpected costs in development and opening of data center facilities; (iii) risks related to the COVID-19 pandemic, including, but not limited to, the risk of business and/or operational disruptions, disruption of our customers’ businesses that could affect their ability to make payments to us or supply chain disruptions; (iv) any slowdown in demand for its existing data center resources; (v) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (vi) its ability to effectively compete in the data center market; (vi) its ability to license space in its existing data centers; (viii) the geographic concentration of its data centers in certain markets; (ix) local economic, credit and market conditions that impact its customers in these markets; (x) the impact of delays or disruptions in third-party network connectivity; (xi) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xii) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xiii) its ability to obtain necessary capital to fund our capital requirements and our ability to continue to comply with covenants and terms in its credit instruments; (xiv) fluctuations in interest rates and increased operating costs, including power costs; (xv) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xvi) loss of significant customers or key personnel; (xvii) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, Nevada is built on the intelligent and sustainable growth of the Internet. Switch Founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

The Switch PRIMES located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s most powerful hyperscale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,711	$24,721
Accounts receivable, net of allowance for credit losses of $384 and $309, respectively	15,371	23,365
Prepaid expenses	6,683	7,137
Other current assets, net of allowance for credit losses of $6 and $0, respectively	4,436	3,817
Total current assets	91,201	59,040
Property and equipment, net	1,583,491	1,551,117
Long-term deposit	3,163	3,429
Deferred income taxes	131,255	114,372
Other assets, net of allowance for credit losses of $73 and $0, respectively	45,429	45,785
TOTAL ASSETS	$1,854,539	$1,773,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$6,000	$6,000
Accounts payable	16,400	19,477
Accrued salaries and benefits	6,853	5,828
Accrued expenses	11,371	11,254
Accrued construction payables	28,476	37,269
Deferred revenue, current portion	15,826	14,991
Customer deposits	11,128	10,830
Interest rate swap liability, current portion	8,297	3,464
Operating lease liability, current portion	4,549	4,805
Finance lease liability, current portion	12	12
Total current liabilities	108,912	113,930
Long-term debt, net	814,074	745,372
Operating lease liability	25,117	26,142
Finance lease liability	57,588	57,614
Deferred revenue	24,756	27,852
Liabilities under tax receivable agreement	181,274	162,076
Other long-term liabilities	24,981	13,112
TOTAL LIABILITIES	1,236,702	1,146,098
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 95,035 and 89,768 shares issued and outstanding, respectively	95	90
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 146,410 and 151,047 shares issued and outstanding, respectively	146	151
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	217,124	204,711
(Accumulated deficit) retained earnings	(1,754)	2,420
Accumulated other comprehensive income	79	79
Total Switch, Inc. stockholders’ equity	215,690	207,451
Noncontrolling interest	402,147	420,194
TOTAL STOCKHOLDERS’ EQUITY	617,837	627,645
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,854,539	$1,773,743

Switch, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$128,096	$107,442
Cost of revenue	67,029	57,525
Gross profit	61,067	49,917
Selling, general and administrative expense	40,116	34,251
Income from operations	20,951	15,666
Other income (expense):
Interest expense, including $409 and $409, respectively, in amortization of debt issuance costs	(7,435)	(7,131)
Loss on interest rate swaps	(17,555)	(4,985)
Other	277	502
Total other expense	(24,713)	(11,614)
(Loss) income before income taxes	(3,762)	4,052
Income tax benefit (expense)	273	(206)
Net (loss) income	(3,489)	3,846
Less: net (loss) income attributable to noncontrolling interest	(2,273)	3,113
Net (loss) income attributable to Switch, Inc.	$(1,216)	$733

Net (loss) income per share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01

Weighted average shares used in computing net (loss) income per share:
Basic	94,366	55,536
Diluted	94,366	247,364

Other comprehensive (loss) income:
Foreign currency translation adjustment, net of tax of $0	—	—
Comprehensive (loss) income	(3,489)	3,846
Less: comprehensive (loss) income attributable to noncontrolling interest	(2,273)	3,113
Comprehensive (loss) income attributable to Switch, Inc.	$(1,216)	$733

Switch, Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net (loss) income	$(3,489)	$3,846
Interest expense	7,435	7,131
Interest income	(33)	(308)
Income tax (benefit) expense	(273)	206
Depreciation and amortization of property and equipment	32,518	28,558
Loss on disposal of property and equipment	60	43
Equity-based compensation	7,524	8,145
Shareholder-related litigation expense	192	1,232
Loss on interest rate swaps	17,555	4,985
Adjusted EBITDA	$61,489	$53,838

Switch, Inc.
Reconciliation of Net (Loss) Income Attributable to Switch, Inc. to
Adjusted Net Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net (loss) income attributable to Switch, Inc.	$(1,216)	$733
Loss on interest rate swaps	17,555	4,985
Income tax impact on adjustment	(1,459)	(234)
Noncontrolling interest impact on adjustment	(10,608)	(3,870)
Adjusted net income attributable to Switch, Inc.	$4,272	$1,614

Adjusted net income per share—diluted	$0.04	$0.03
Weighted average shares used in computing adjusted net income per share—diluted	96,460	55,938

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